Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2024 FOURTH QUARTER AND FULL YEAR EARNINGS

Charlottesville, VA – January 23, 2025 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $4.6 million, or $0.85 per diluted share, for the quarter ended December 31, 2024, compared to $3.2 million, or $0.59 per diluted share, recognized for the quarter ended December 31, 2023. For the twelve months ended December 31, 2024, the Company recognized net income of $17.0 million, or $3.15 per diluted share, compared to $19.3 million, or $3.58 per diluted share, for the twelve months ended December 31, 2023.

The increase in net income from the fourth quarter of 2023 to the same quarter in 2024 was primarily the result of increased interest income from increased average balances of loans at higher rates than the prior period, combined with decreased interest expense, as we reduced our borrowing expense and overall cost of funds. The decline in full year 2024 net income compared to 2023 was primarily the result of increased cost of funds year-over-year.

President and Chief Executive Officer's comments: "During 2024, we focused on loan growth and reducing ongoing operating expenses," stated Glenn W. Rust, President and Chief Executive Officer. "I am proud to announce that we succeeded in both of these endeavors. We increased loan balances 13% over the prior year while decreasing our overhead costs. Our credit quality metrics continue to be strong, along with our capital and liquidity positions."

Key Performance Indicators

Fourth Quarter 2024 Compared to Fourth Quarter 2023

•
Return on average assets increased to 1.12% from 0.79%
•
Return on average equity increased to 10.98% from 9.03%
•
Net interest margin (FTE)1 improved to 3.21% from 2.89%
•
Loan-to-deposit ratio increased to 86.8% from 77.5%
•
Efficiency ratio (FTE)1 improved to 60.2% from 64.0%

December 2024 Balance Sheet Highlights

•
The Company continued to experience loan growth in the fourth quarter of 2024. Gross loans outstanding as of December 31, 2024 totaled $1.2 billion, an increase of $20.5 million, or 1.7%, compared to September 30, 2024, and an increase of $143.3 million, or 13.1% compared to December 31, 2023.
•
Outstanding borrowing from the FHLB declined from the prior quarter by $32.5 million and declined from the prior year-end by $46.5 million, as management made a concerted effort to stabilize overall cost of funds. As of December 31, 2024, the Company had unused borrowing facilities in place of approximately $199.0 million and held no brokered deposits.
•
Securities balances declined $17.3 million and $159.3 million from September 30, 2024 and December 31, 2023, respectively, to December 31, 2024; funds from the maturities of investments were repurposed to higher yielding assets in the form of loans.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

•
The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through reciprocal Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $166.6 million as of December 31, 2024, $145.6 million as of September 30, 2024 and $151.5 million as of December 31, 2023.
•
Total deposits increased $43.6 million, or 3.2% from September 30, 2024 to December 31, 2024 and increased $14.4 million, or 1.0% year-over year.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.19% as of December 31, 2024, 0.33% as of September 30, 2024 and 0.17% as of December 31, 2023.
•
Nonperforming assets amounted to $3.0 million as of December 31, 2024, compared to $5.3 million as of September 30, 2024 and $2.7 million as of December 31, 2023;
o
Twelve loans to eleven borrowers are in non-accrual status, totaling $2.3 million, as of December 31, 2024, compared to $2.1 million as of September 30, 2024 and $1.9 million as of December 31, 2023.
o
Loans 90 days or more past due and still accruing interest amounted to $754 thousand as of December 31, 2024, compared to $3.2 million as of September 30, 2024 and $880 thousand as of December 31, 2023. The past due balance as of December 31, 2024 is comprised of three loans totaling $705 thousand which are 100% government-guaranteed, and three student loans totaling $49 thousand.
o
The Company currently holds no other real estate owned.
•
The period-end Allowance for Credit Losses (“ACL”) as a percentage of total loans was 0.68% as of December 31, 2024, 0.70% as of September 30, 2024 and 0.77% as of December 31, 2023. The proportionate increase in government-guaranteed loans over the respective periods is the driver of the decrease in the ACL as a percentage of total loans year-over-year. Balances in government-guaranteed loans have increased $108.6 million from December 31, 2023 to December 31, 2024. Such loans are 100% government-guaranteed and do not require an ACL.
•
The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $6.8 million as of December 31, 2024.
•
For the three months ended December 31, 2024, the Company recorded a net recovery of provision for credit losses of $126 thousand, as the recovery of previously charged-off loans nearly offset the increase in provision required for new loan balances; this balance is net of an $82 thousand provision for unfunded reserves, as a result of an increase in unfunded construction commitments.

Net Interest Income - Quarterly Comparison

•
Net interest income for the three months ended December 31, 2024 of $12.2 million increased $1.5 million, or 13.8%, compared to the three months ended December 31, 2023, as interest income earned on assets increased and interest expense on deposit accounts and borrowings declined.
•
Net interest margin (FTE), (a non-GAAP financial measure)1, for the three months ended December 31, 2024 was 3.21%, compared to 2.89% for the three months ended December 31, 2023. The increase as compared to the fourth quarter of 2023 was the outcome of the increase in yield on loans and the decrease in cost of funds, both described below.
•
Yield on loans was 5.63% for the three months ended December 31, 2024, compared to 5.47% for the prior year same period. The accretion of the credit mark related to purchased loans positively impacted interest income by 13 bps in the fourth quarter of 2024, compared to 15 bps in the fourth quarter of 2023.
•
The overall cost of funds, including noninterest-bearing deposits, of 194 bps incurred in the three months ended December 31, 2024 decreased 7 bps from 201 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits also decreased period over period by 7 bps, from a cost of 258 bps to 251 bps. Management believes that the Bank's cost of funds stabilized during the first half of 2024, and the cost of funds and cost of interest-bearing deposits have been declining in the second half of 2024. The cost of borrowings also declined from the fourth quarter of 2023 to the fourth quarter of 2024, from 5.35% to 4.33%.

__________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Noninterest Income - Quarterly Comparison

Noninterest income for the three months ended December 31, 2024 increased $132 thousand, or 6.2%, compared to the three months ended December 31, 2023, as the gain on early redemption of debt of $525 thousand partially offset the lower wealth management, deposit account, debit card, credit card and ATM fees.

Noninterest Expense - Quarterly Comparison

Noninterest expense for the three months ended December 31, 2024 increased $484 thousand, or 5.8%, compared to the three months ended December 31, 2023. This increase is primarily the result of increased compensation expense from lender incentives related to increased loan production, as well as increased professional services expense from increased cost of such services. These increases were partially offset by lower data processing costs, as a result of effective contract negotiations.

Income Taxes - Quarterly Comparison

The effective tax rates amounted to 22.0% and 16.6% for the three months ended December 31, 2024 and 2023, respectively. The increase in the effective tax rate in the current year period is higher than the statutory rate as a result of the adoption of the proportional amortization method for accounting for low-income housing tax credits, which increased tax expense. The prior year period effective tax rate is lower than the statutory rate, due to the recognition of low-income housing tax credits and the effect of tax-exempt income from municipal bonds and income from bank owned life insurance policies.

Book Value

Book value per share increased to $29.85 as of December 31, 2024, compared to $28.52 as of December 31, 2023, and tangible book value per share (a non-GAAP financial measure)1 was $27.70 as of December 31, 2024 compared to $26.12 as of December 31, 2023. These values increased as net retained income increased and unrealized losses in the investment portfolio remained relatively flat period over period.

Dividends

Cash dividends of $1.8 million, or $0.33 per share, were declared and paid during the fourth quarter of 2024.

Share Repurchase Plan

Year-to-date, the Company has repurchased 20,350 shares at an average price of $27.42 per share. No shares were repurchased during the second half of 2024.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has eight banking offices throughout Fauquier and Prince William counties, three banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for, or more important than, operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	December 31, 2024	December 31, 2023*
	(Unaudited)
ASSETS
Cash and due from banks	$5,311	$18,074
Interest-bearing deposits in other banks	11,792	10,316
Securities:
Available for sale (AFS), at fair value	263,537	420,595
Restricted securities, at cost	6,193	8,385
Total securities	269,730	428,980
Loans, net of deferred fees and costs	1,235,969	1,092,665
Allowance for credit losses	(8,455)	(8,395)
Loans, net	1,227,514	1,084,270
Premises and equipment, net	15,383	16,195
Bank owned life insurance	40,059	38,904
Goodwill	7,768	7,768
Core deposit intangible, net	3,792	5,093
Right of use asset, net	5,551	6,748
Deferred tax asset, net	15,407	15,382
Accrued interest receivable and other assets	14,519	14,287
Total assets	$1,616,826	$1,646,017
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$374,079	$372,857
Interest-bearing	303,405	305,541
Money market and savings deposit accounts	437,619	412,119
Certificates of deposit and other time deposits	308,443	318,581
Total deposits	1,423,546	1,409,098
Federal funds purchased	236	3,462
Borrowings	20,000	66,500
Junior subordinated debt, net	3,506	3,459
Lease liability	5,389	6,504
Accrued interest payable and other liabilities	3,847	3,954
Total liabilities	1,456,524	1,492,977
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-
Common stock, $2.50 par value	13,263	13,258
Capital surplus	106,394	106,045
Retained earnings	82,507	73,781
Accumulated other comprehensive loss	(41,862)	(40,044)
Total shareholders' equity	160,302	153,040
Total liabilities and shareholders' equity	$1,616,826	$1,646,017

Common shares outstanding	5,370,912	5,365,982
Common shares authorized	10,000,000	10,000,000
Preferred shares outstanding	-	-
Preferred shares authorized	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest and dividend income:
Loans, including fees	$17,253	$14,644	$66,534	$56,053
Federal funds sold	230	64	765	207
Other interest-bearing deposits	41	59	206	501
Investment securities:
Taxable	1,340	2,880	6,689	11,554
Tax exempt	323	325	1,302	1,308
Dividends	111	102	431	367
Total interest and dividend income	19,298	18,074	75,927	69,990

Interest expense:
Demand deposits	67	73	272	346
Money market and savings deposits	2,939	2,964	11,803	9,673
Certificates and other time deposits	3,463	3,508	15,410	8,617
Borrowings	504	663	1,691	1,934
Federal funds purchased	4	26	29	138
Junior subordinated debt	86	87	346	313
Total interest expense	7,063	7,321	29,551	21,021
Net interest income	12,235	10,753	46,376	48,969
Provision for (recovery of) credit losses	(126)	794	(600)	734
Net interest income after provision for (recovery of) credit losses	12,361	9,959	46,976	48,235

Noninterest income:
Wealth management fees	247	756	1,152	1,976
Deposit account fees	321	389	1,363	1,593
Debit/credit card and ATM fees	429	535	1,914	2,277
Bank owned life insurance income	297	270	1,155	1,764
Gains (losses) on sales of assets, net	-	(20)	36	112
Gain on early redemption of debt	525	-	904	-
Gain on termination of interest rate swap	-	-	-	460
Losses on sales of AFS, net	-	-	(4)	(206)
Other	449	206	1,069	1,125
Total noninterest income	2,268	2,136	7,589	9,101

Noninterest expense:
Salaries and employee benefits	4,162	3,851	15,933	15,900
Net occupancy	906	918	3,662	4,017
Equipment	206	173	720	762
Bank franchise tax	401	291	1,452	1,220
Computer software	214	188	917	778
Data processing	622	799	2,647	2,970
FDIC deposit insurance assessment	200	170	700	710
Marketing, advertising and promotion	159	186	730	1,098
Professional fees	303	82	934	674
Core deposit intangible amortization	307	355	1,301	1,493
Other	1,302	1,285	4,670	4,441
Total noninterest expense	8,782	8,298	33,666	34,063
Income before income taxes	5,847	3,797	20,899	23,273
Provision for income taxes	1,286	629	3,933	4,010
Net income	$4,561	$3,168	$16,966	$19,263

Net income per common share, basic	$0.85	$0.59	$3.16	$3.60
Net income per common share, diluted	$0.85	$0.59	$3.15	$3.58
Weighted average common shares outstanding, basic	5,370,912	5,365,982	5,371,439	5,357,085
Weighted average common shares outstanding, diluted	5,407,489	5,394,713	5,392,114	5,382,145

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except share and per share data)

(Unaudited)

	At or For the Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Common Share Data:
Net income	$4,561	$4,600	$4,159	$3,646	$3,168
Net income per weighted average share, basic	$0.85	$0.86	$0.77	$0.68	$0.59
Net income per weighted average share, diluted	$0.85	$0.85	$0.77	$0.68	$0.59
Weighted average shares outstanding, basic	5,370,912	5,370,912	5,377,055	5,366,890	5,365,982
Weighted average shares outstanding, diluted	5,407,489	5,396,936	5,385,770	5,380,081	5,394,713
Actual shares outstanding	5,370,912	5,370,912	5,370,912	5,390,388	5,365,982
Tangible book value per share at period end (non-GAAP) [5]	$27.70	$28.68	$26.43	$25.99	$26.12
Key Ratios:
Return on average assets [1]	1.12%	1.15%	1.05%	0.91%	0.79%
Return on average equity [1]	10.98%	11.44%	11.07%	9.57%	9.03%
Net interest margin (FTE) [2]	3.21%	3.24%	3.04%	2.93%	2.89%
Efficiency ratio (FTE) [3]	60.2%	58.6%	62.7%	66.8%	64.0%
Loan-to-deposit ratio	86.8%	88.1%	84.3%	78.8%	77.5%
Net Interest Income:
Net interest income	$12,235	$12,024	$11,181	$10,936	$10,753
Net interest income (FTE) [2]	$12,321	$12,111	$11,268	$11,023	$10,839
Company Capital Ratios:
Tier 1 leverage ratio	11.34%	11.81%	11.47%	11.24%	11.13%
Total risk-based capital ratio	18.77%	18.88%	18.64%	18.49%	18.24%
Assets and Asset Quality:
Average earning assets	$1,526,464	$1,487,182	$1,491,821	$1,513,924	$1,487,910
Average gross loans	$1,218,460	$1,181,447	$1,144,350	$1,117,570	$1,061,297
Fair value mark on acquired loans	$6,785	$7,301	$8,237	$8,811	$9,399

Allowance for credit losses on loans:
Beginning of period	$8,523	$8,028	$8,289	$8,395	$7,799
Provision for (recovery of) credit losses	(208)	(3)	(518)	11	713
Charge-offs	(127)	(272)	(208)	(184)	(207)
Recoveries	267	770	465	67	90
Net recoveries (charge-offs)	140	498	257	(117)	(117)
End of period	$8,455	$8,523	$8,028	$8,289	$8,395

Non-accrual loans	$2,267	$2,113	$2,365	$2,178	$1,852
Loans 90 days or more past due and still accruing	754	3,214	1,596	876	880
Total nonperforming assets (NPA) [4]	$3,021	$5,327	$3,961	$3,054	$2,732

NPA as a % of total assets	0.19%	0.33%	0.25%	0.19%	0.17%
NPA as a % of gross loans	0.24%	0.44%	0.34%	0.27%	0.25%
ACL to gross loans	0.68%	0.70%	0.69%	0.73%	0.77%
Non-accruing loans to gross loans	0.18%	0.17%	0.20%	0.19%	0.17%
Net charge-offs (recoveries) to average loans [1]	-0.05%	-0.17%	-0.09%	0.04%	0.04%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 The Bank held no other real estate owned during any of the periods presented.

5 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	December 31, 2024			December 31, 2023
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$213,609	$1,451	2.72%	$346,248	$2,982	3.44%
Tax Exempt Securities [1]	66,211	409	2.47%	66,710	411	2.46%
Total Securities [1]	279,820	1,860	2.66%	412,958	3,393	3.29%
Loans:
Real Estate	921,967	13,159	5.68%	873,226	11,919	5.42%
Commercial	261,544	3,507	5.33%	149,765	2,018	5.35%
Consumer	34,949	587	6.68%	38,306	707	7.32%
Total Loans	1,218,460	17,253	5.63%	1,061,297	14,644	5.47%
Fed Funds Sold	19,313	230	4.74%	4,709	64	5.39%
Other interest-bearing deposits	8,871	41	1.84%	8,946	59	2.62%
Total Earning Assets	1,526,464	19,384	5.05%	1,487,910	18,160	4.84%
Less: Allowance for Credit Losses	(8,555)			(7,833)
Total Non-Earning Assets	109,030			115,114
Total Assets	$1,626,939			$1,595,191

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$263,281	$67	0.10%	$287,228	$73	0.10%
Money Market and Savings Deposits	442,660	2,939	2.64%	413,771	2,964	2.84%
Time Deposits	318,203	3,463	4.33%	304,053	3,508	4.58%
Total Interest-Bearing Deposits	1,024,144	6,469	2.51%	1,005,052	6,545	2.58%
Borrowings	46,253	504	4.33%	49,147	663	5.35%
Federal funds purchased	284	4	5.60%	1,755	26	5.88%
Junior subordinated debt	3,499	86	9.78%	3,454	87	9.99%
Total Interest-Bearing Liabilities	1,074,180	7,063	2.62%	1,059,408	7,321	2.74%
Non-Interest-Bearing Liabilities:
Demand deposits	377,596			386,001
Other liabilities	9,965			10,666
Total Liabilities	1,461,741			1,456,075
Shareholders' Equity	165,198			139,116
Total Liabilities & Shareholders' Equity	$1,626,939			$1,595,191
Net Interest Income (FTE)		$12,321			$10,839
Interest Rate Spread [2]			2.43%			2.10%
Cost of Funds			1.94%			2.01%
Interest Expense as a Percentage of Average Earning Assets			1.84%			1.95%
Net Interest Margin (FTE) [3]			3.21%			2.89%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the twelve months ended
	December 31, 2024			December 31, 2023
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$249,858	$7,120	2.85%	$400,189	$11,921	2.98%
Tax Exempt Securities [1]	66,399	1,649	2.48%	66,895	1,655	2.47%
Total Securities [1]	316,257	8,769	2.77%	467,084	13,576	2.91%
Loans:
Real Estate	908,356	51,532	5.67%	839,326	47,996	5.72%
Commercial	220,276	12,430	5.64%	100,122	5,121	5.11%
Consumer	37,013	2,572	6.95%	41,140	2,936	7.14%
Total Loans	1,165,645	66,534	5.71%	980,588	56,053	5.72%
Fed Funds Sold	14,663	765	5.22%	3,825	207	5.41%
Other interest-bearing deposits	8,220	206	2.51%	15,489	501	3.23%
Total Earning Assets	1,504,785	76,274	5.07%	1,466,986	70,337	4.79%
Less: Allowance for Credit Losses	(8,350)			(7,907)
Total Non-Earning Assets	109,503			115,908
Total Assets	$1,605,938			$1,574,987

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$269,136	$272	0.10%	$321,154	$346	0.11%
Money Market and Savings Deposits	425,386	11,803	2.77%	421,083	9,673	2.30%
Time Deposits	333,139	15,410	4.63%	220,348	8,617	3.91%
Total Interest-Bearing Deposits	1,027,661	27,485	2.67%	962,585	18,636	1.94%
Borrowings	36,111	1,691	4.68%	37,286	1,934	5.19%
Federal funds purchased	489	29	5.93%	2,632	138	5.24%
Junior subordinated debt	3,482	346	9.94%	3,436	313	9.11%
Total Interest-Bearing Liabilities	1,067,743	29,551	2.77%	1,005,939	21,021	2.09%
Non-Interest-Bearing Liabilities:
Demand deposits	370,178			418,091
Other liabilities	10,597			11,514
Total Liabilities	1,448,518			1,435,544
Shareholders' Equity	157,420			139,443
Total Liabilities & Shareholders' Equity	$1,605,938			$1,574,987
Net Interest Income (FTE)		$46,723			$49,316
Interest Rate Spread [2]			2.30%			2.70%
Cost of Funds			2.06%			1.48%
Interest Expense as a Percentage of Average Earning Assets			1.96%			1.43%
Net Interest Margin (FTE) [3]			3.10%			3.36%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Fully tax-equivalent measures
Net interest income	$12,235	$12,024	$11,181	$10,936	$10,753
Fully tax-equivalent adjustment	86	87	87	87	86
Net interest income (FTE) [1]	$12,321	$12,111	$11,268	$11,023	$10,839

Efficiency ratio [2]	60.6%	58.9%	63.1%	67.2%	64.4%
Fully tax-equivalent adjustment	-0.4%	-0.3%	-0.4%	-0.4%	-0.4%
Efficiency ratio (FTE) [3]	60.2%	58.6%	62.7%	66.8%	64.0%

Net interest margin	3.19%	3.22%	3.01%	2.91%	2.87%
Fully tax-equivalent adjustment	0.02%	0.02%	0.03%	0.02%	0.02%
Net interest margin (FTE) [1]	3.21%	3.24%	3.04%	2.93%	2.89%

	As of
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Other financial measures
Book value per share	$29.85	$30.89	$28.70	$28.31	$28.52
Impact of intangible assets [4]	(2.15)	(2.21)	(2.27)	(2.32)	(2.40)
Tangible book value per share (non-GAAP)	$27.70	$28.68	$26.43	$25.99	$26.12

	For the Twelve Months Ended
	December 31, 2024	December 31, 2023
Fully tax-equivalent measures
Net interest income	$46,376	$48,969
Fully tax-equivalent adjustment	347	347
Net interest income (FTE) [1]	$46,723	$49,316

Efficiency ratio [2]	62.4%	58.7%
Fully tax-equivalent adjustment	-0.4%	-0.4%
Efficiency ratio (FTE) [3]	62.0%	58.3%

Net interest margin	3.08%	3.34%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	3.10%	3.36%

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.